UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
February 6, 2007

SUN NEW MEDIA INC.

(Exact name of registrant as specified in its charter)

Minnesota	000-26347	410985135
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Fourth Floor
1120 Avenue of the Americas
New York NY 10036
(Address of principal executive offices)

Registrant’s telephone number, including area code:
1-888-865-0901 ext. 322

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01 Entry into a Material Definitive Agreement.

SIGNATURES
EXHIBIT INDEX

Item 1.01 Entry into a Material Definitive Agreement.

On February 1, 2007, Sun New Media, Inc. (the “Registrant”) and Barron Partners LLP (“Barron”) entered into a supplementary agreement (the “Supplementary Agreement”) to modify the terms of their original stock purchase agreement (the “Agreement”), dated December 31, 2005.

As of the date immediately prior to the Supplementary Agreement, Barron possessed the following series of warrants to purchase Sun New Media stock (the “Warrants”):

-                    Warrant “A” for 1,500,000 common shares at $2.04 exercise price

-                    Warrant “B” for 1,500,000 common shares at $2.80 exercise price

-                    Warrant “C” for 4,000,000 common shares at $3.60 exercise price

-                    Warrant “D” for 3,445,977 common shares at $4.80 exercise price

-                    Warrant “E” for 1,100,000 common shares at $2.10 exercise price

Following the Supplementary Agreement, only 3 million of the original 11,545,977 million unexercised warrants remain, and Barron has agreed to limit selling of the shares underlying the warrants to 10% per month for the first 10 months following the date of the agreement.

Specifically, the Company and Barron made the following amendments to the Warrants held by Barron:

1.                           Exercise Price. The exercise price per share for 1,100,000 “E” Warrants and 900,000 “D” Warrants was reduced to $0.80. (collectively, “$0.80” Warrants).

2.                           Exercise Price. The exercise price per share for 1,000,000 “D” Warrants was reduced to $0.00001.

(“$0.00001” Warrants).

3.                           Exercise of Warrants.

a)              Barron can exercise up to 10% of the “$0.80” Warrants in each 30 day period for the first 10 months following the date of this amendment, provided that the market price of the common stock is below $1.25 for the 30 days period proceeding the exercise date. After ten months from the date of this agreement OR if the market stock price is above $1.25 Barron can exercise the “$0.80” Warrants without limitation.

b)             Barron can exercise up to 10% of the “$0.00001” Warrants in each 30 day period for the first 10 months following the date of this amendment. These amounts shall be cumulative, so for example if Barron does not exercise any “0.00001” Warrants in the first 30 day period, Barron may exercise up to 200,000 “0.00001” Warrants in the second thirty day period.

4.                           Call provisions. Call provisions have been cancelled on all warrants.

5.                           Termination. All remaining warrants except for the warrants addressed above in Sections 1 and 2 have been terminated.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description
2.2	Supplementary Agreement, dated February 1, 2007, to the original Stock Purchase Agreement between Sun New Media and Barron Partners LLP, dated December 31, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date:         February 6, 2006

SUN NEW MEDIA, INC.

By:	/s/ Tom Schuler
Thomas A. Schuler
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
2.2	Supplementary Agreement, dated February 1, 2007, to the original Stock Purchase Agreement between Sun New Media and Barron Partners LLP, dated December 31, 2005